Exhibit 99.1

FactSet Completes Acquisition of CUSIP Global Services

NORWALK, Conn., March 1, 2022 (GLOBE NEWSWIRE) -- FactSet (NYSE:FDS) (NASDAQ:FDS), a global provider of integrated financial information, analytical applications and industry-leading services, today announced the successful completion of its acquisition of CUSIP Global Services (CGS) from S&P Global Inc. for approximately $1.925 billion. The acquisition was previously announced on December 27, 2021 and will significantly expand FactSet’s critical role in the global capital markets.

As part of FactSet, CGS will continue to carefully steward the CUSIP system in close partnership with the American Bankers Association.

In addition, FactSet today closed its offering of 2.90% senior notes due 2027 and 3.45% senior notes due 2032, which was launched and priced on February 15, 2022, and entered into new senior term and revolving credit facilities. The net proceeds of the senior notes offering, together with borrowings under FactSet’s new senior credit facilities and cash on hand, were used to (a) finance the consideration for the CGS acquisition, (b) repay FactSet’s prior revolving facility, and (c) pay transaction fees and expenses related to the CGS acquisition, the notes offering and the new credit facilities.

Effective today, FactSet’s financial results will include CGS, which will function as a part of FactSet’s Content and Technology Solutions (CTS) business. FactSet expects to provide updated full year fiscal 2022 guidance, inclusive of the impact of CGS, in its second quarter 2022 earnings release on March 24, 2022.

Forward-Looking Statements

This news release contains forward-looking statements based on management's current expectations, assumptions, estimates, forecasts and projections about industries in which we operate, our future performance, future events and circumstances, and the beliefs and assumptions of management. All statements that address expectations, guidance, outlook or projections about the future, including statements about our strategy for growth, product development, revenues, future financial results, anticipated growth, market position, subscriptions, expected expenditures, trends in our business and financial results, are forward-looking statements. Forward-looking statements may be identified by words like "expects," "believes," "anticipates," "plans," "intends," "estimates," "projects," "should," "indicates," "continues," "may" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. These statements include, but are not limited to, statements about the CGS transaction. Many factors, including those discussed more fully in our filings with the Securities and Exchange Commission, particularly our latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. Forward-looking statements speak only as of the date they are made, and FactSet assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

About FactSet

FactSet (NYSE:FDS | NASDAQ:FDS) delivers superior content, analytics, and flexible technology to help more than 162,000 users see and seize opportunity sooner. We give investment professionals the edge to outperform with informed insights, workflow solutions across the portfolio lifecycle, and industry-leading support from dedicated specialists. We're proud to have been recognized with multiple awards for our analytical and data-driven solutions, with the distinction of having been recently added to the S&P 500, and repeatedly scored 100 by the Human Rights Campaign® Corporate Equality Index for our LGBTQ+ inclusive policies and practices. Subscribe to our thought leadership blog to get fresh insight delivered daily at insight.factset.com. Learn more at www.factset.com and follow us on Twitter: www.twitter.com/factset.